UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)) Definitive Information Statement

☒ Definitive Information Statement

Intellicell  Biosciences,  Inc.

(Name of Registrant As Specified In Charter)

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        ☐ Fee paid previously with preliminary materials.

        ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS  INFORMATION STATEMENT IS BEING  PROVIDED TO
YOU  BY THE  BOARD  OF DIRECTORS OF INTELLICELL BIOSCIENCES, INC.

WE ARE NOT ASKING  YOU  FOR A PROXY  AND  YOU  ARE
REQUESTED NOT TO SEND  US A PROXY

lntellicell Biosciences, Inc.
460 Park Avenue, 17th  Floor
New York, NY 10022
(646) 576-8700

INFORMATION STATEMENT
(Definitive)

February 14, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Intellicell Biosciences, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of common stock, $0.001 par value per share (the "Common Stock"), of lntellicell Biosciences, Inc., a Nevada corporation (the "Company"), to notify the Stockholders that on January 20, 2014, the Company received a unanimous written consent in lieu of a meeting of the holders of Series F Preferred Stock, 0.0 I par value per share (the "Series F Preferred"), created by unanimous written consent of the Board of Directors of the Company (the "Board"), as permitted by the Company 's Certificate of Incorporation, as may be amended ("Amended Certificate"). Each share of Series F Preferred has the equivalent of 31,164,657 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there are five holders of Series F Preferred (the "Series F Stockholders" or the "Majority Stockholders"), holding fifty-one (51) shares of Series F Preferred, resulting in the Series F Stockholders holding in the aggregate approximately 50.95% of the total voting power of all issued and outstanding voting capital of the Company. The Series F Stockholder authorized the following:

●
The increase  in the number  of authorized shares of Common  Stock from one billion  five hundred  million (1,500,000,000) shares of Common Stock to three billion five hundred  million  (3,500,000,000) shares  of Common Stock (the "Authorized  Share  Increase"); and

●	The amendment to the par value (the "Par Change") of the Common Stock from a par value of $0.001 per share to a par value, $0.0001 per share.

On January 20, 2014, the Board approved the Authorized Share Increase and the Par Change and recommended to the Majority Stockholders that they approve the Authorized Share Increase and the Par Change. On January 22, 2014, the Majority Stockholders approved the Authorized Share Increase and the Par Change by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action  by Written  Consent  to the Stockholders on or about  February 14, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company's financing and capital raising ability and to generally maintain our flexibility in today's competitive and rapidly changing environment.

The Board believes that the stockholders will benefit from the Par Change because changing the par value of the Common Stock from $0.001 to $0.0001 per share will provide the Company more flexibility to issue shares for a purchase price that the Board deems appropriate at the time of issuance.

Accordingly, it is the Board's opinion that the Authorized Share Increase and Par Change would  better  position  the Company to attract potential  business candidates and provide the Stockholders a greater  potential  return.

INTRODUCTION

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written  Consent on or about  February 14, 2014.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of lntellicell Biosciences, Inc. (the "Company," "we," "our," or "us") and the holders of Series F Preferred Stock (the "Series F Preferred"), which constitutes a majority of the voting capital stock of the Company.

Series  F Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series F Preferred were established by the Board (as is permitted under Nevada law and by the Amended Certificate of Incorporation of the Company). The designation, rights, preferences and privileges that the Board established for the Series F Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on January 17, 2014. Among other things, the Certificate of Designation provides that each one share of Series F Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty one (51) shares of Series F Preferred to five individuals. As a result of the voting rights granted to the Series F Preferred, the Series F Stockholders hold, in the aggregate, approximately 50.95% of the total voting power of all issued and outstanding voting capital of the Company.

As of January 27, 2014, there were issued and outstanding 1,369,825,849 shares of Common Stock, (ii) 15,058 shares of Series B Preferred, (iii) 7,250 shares of Series C Preferred Stock; (iv) 56,500 shares of Series D Preferred Stock and (vi) 51 shares of Series F Preferred. Based on the foregoing, the total aggregate amount of votes en titled to vote regarding the approval of the Authorized Share Increase is approximately 3,116,531,356. Pursuant to the Nevada Revised Statutes, at least a majority of the voting equity of the Company, or at least 1,558,265,678 votes, are required to approve the Authorized Share Increase by written consent. The Majority Stockholders, which hold in the aggregate 1,589,397,507 votes or approximately 50.95% of the voting equity of the Company, has voted in favor of the Authorized Share Increase thereby satisfying the requirement under the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Dr. Steven A. Victor
Dr. Steven A. Victor
Chief Executive Officer
Dated: February 14, 2014

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